Avis Budget Group Removes More than $2.5 billion of Costs Setting the Stage for Future Recovery

PARSIPPANY, N.J., February 16, 2021 - Avis Budget Group, Inc. (NASDAQ: CAR) today announced financial results for fourth quarter and full year ended December 31, 2020.

Despite revenue being down 37% for the fourth quarter compared to prior year, and a net loss of $90 million, we generated positive Adjusted EBITDA of $74 million through disciplined cost removal of more than $500 million. We have now had back-to-back quarters of positive Adjusted EBITDA and continue to show our ability to adapt throughout the pandemic. We are particularly encouraged by the fact that during this challenging travel environment, the Americas generated their highest fourth quarter Adjusted EBITDA margins in the history of our Company.

Full year revenue was down 41% compared to prior year, net loss was $684 million and Adjusted EBITDA was a loss of $175 million due to travel restrictions broadly implemented in response to the COVID-19 pandemic.

Our liquidity position at the end of the year was $1.3 billion after returning more than $600 million back into our vehicle programs. We continue to be in a strong position to fund the purchase of our 2021 fleet appropriately.

“I am incredibly proud of the performance of our Company during the most challenging year in Avis Budget Group's history. I want to thank our employees who helped deliver a safe environment for our customers throughout the pandemic.” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “The fact that the Americas achieved its best fourth quarter Adjusted EBITDA margin on the lowest fourth quarter revenue base in our Company’s history serves as a proof point that our focus on cost savings will continue to deliver results.”

Q4 and Full Year Highlights

•As a response to the pandemic, we created our Avis Safety Pledge and Budget Worry-Free Promise to keep our customers and employees safe. We have expanded our partnerships to enhance the cleanliness and disinfection of our rental facilities and vehicles.
•We continue to expand contactless rentals for our Avis Preferred customers through our app, which also enhances the rental experience.
•We reduced our cost base to match current revenue trends, removing more than $500 million of costs for the quarter, and more than $2.5 billion of costs for 2020.
•We profitably disposed of approximately 40,000 and approximately 250,000 vehicles globally, including a record 18,000 and 127,000 vehicles sold through alternative channels in the U.S., for the quarter and full year, respectively.

•In April, we obtained an amendment to our credit agreement, approved by 97% of our lenders, which provided a covenant holiday and increased the amount of authorized debt.
•In May, we completed a senior secured notes offering of $500 million and subsequently in August, a senior unsecured notes offering of $350 million, using the proceeds to pay off $100 million of existing notes and provide additional liquidity.
•In August, we completed an offering of $650 million of asset-backed securities with a weighted average interest rate of 2.28%, our lowest rate since 2013 for our fleet financing. In January, we also completed an offering of $700 million of asset-backed securities with a weighted average interest rate of 2.42%

Outlook

While we will continually monitor the roll out of the vaccine and its impact on the demand for the travel industry, we cannot predict when increases in the travel industry will occur. Due to these macro uncertainties, we are not providing guidance at this time. However, we remain optimistic about those factors we can control in 2021 and specifically around our ability to minimize cost accretion as revenues return. We believe these actions will position us to be a structurally more profitable company when travel demand normalizes.

Investor Conference Call

We will host a conference call to discuss fourth quarter and full year ended December 31, 2020 results on February 17, 2021, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will available on our website and at (877) 660-6853 using conference code 13715071.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 10,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, impact from the COVID-19 outbreak, cost-saving actions, and cash flows are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the severity and duration of the COVID-19 outbreak, which is expected to continue to have a significant impact on our operations, and resulting economic conditions and related restrictions, the high level of competition in the mobility industry, changes in our fleet costs, including as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, our ability to realize our estimated cost savings on a timely basis, or at all, the financial condition of the manufacturers that supply our rental vehicles which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, the significant decline in travel demand as a result of COVID-19, including the current and any further disruptions in airline
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passenger traffic, the absence of an improvement in or any further deterioration in economic conditions generally, particularly during our peak season and/or in key market segments, any occurrence or threat of terrorism, the current and any future pandemic diseases or other natural disasters, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our cost savings actions. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures and Key Metrics

This release, including the Outlook section, includes financial measures such as Adjusted EBITDA, Adjusted net income, Adjusted Free Cash Flow, Adjusted pretax income and Adjusted diluted earnings per share, as well as other financial measures that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained in the financial tables to this release and in Appendix I, including the definitions of these measures and reconciliations to the closest comparable GAAP measures. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. The Company believes it is impracticable to provide a reconciliation to the most comparable GAAP measures for 2021 due to the degree of uncertainty associated with forecasting the reconciling items and amounts. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Contact
David Calabria
IR@avisbudget.com
PR@avisbudget.com

# # #
Tables Follow
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Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Income Statement and Other Items
Revenues	$1,355	$2,162	(37)%	$5,402	$9,172	(41)%
Income (loss) before income taxes	(135)	14	n/m	(956)	287	n/m
Net income (loss)	(90)	142	n/m	(684)	302	n/m
Earnings (loss) per share - diluted	(1.29)	1.90	n/m	(9.71)	3.98	n/m

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	74	143	(48)%	(175)	788	n/m
Adjusted pretax income (loss)	(46)	48	n/m	(626)	403	n/m
Adjusted net income (loss)	(26)	54	n/m	(438)	279	n/m
Adjusted earnings (loss) per share - diluted	(0.36)	0.73	n/m	(6.21)	3.68	n/m

	As of
	December 31, 2020	December 31, 2019
Balance Sheet Items
Cash and Cash Equivalents	$692	$686
Vehicles, net	8,153	12,177
Debt under vehicle programs	6,857	11,068
Corporate debt	4,210	3,435
Stockholders' equity	(155)	656

Segment Results
	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Revenues
Americas	$1,029	$1,530	(33)%	$3,965	$6,352	(38)%
International	326	632	(48)%	1,437	2,820	(49)%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$1,355	$2,162	(37)%	$5,402	$9,172	(41)%

Adjusted EBITDA
Americas	$113	$144	(22)%	$72	$652	(89)%
International	(28)	16	n/m	(202)	203	n/m
Corporate and Other	(11)	(17)	n/m	(45)	(67)	n/m
Total Company	$74	$143	(48)%	$(175)	$788	n/m

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$1,355	$2,162	$5,402	$9,172

Expenses
Operating	817	1,164	3,322	4,698
Vehicle depreciation and lease charges, net	279	484	1,368	2,063
Selling, general and administrative	154	290	703	1,237
Vehicle interest, net	71	83	318	344
Non-vehicle related depreciation and amortization	72	68	286	263
Interest expense related to corporate debt, net:
Interest expense	68	39	231	178
Early extinguishment of debt	—	2	9	12
Restructuring and other related charges	29	14	118	80
Transaction-related costs, net	—	4	3	10
Total expenses	1,490	2,148	6,358	8,885

Income (loss) before income taxes	(135)	14	(956)	287
Benefit from income taxes	(45)	(128)	(272)	(15)
Net income (loss)	$(90)	$142	$(684)	$302

Earnings (loss) per share - diluted
Basic	$(1.29)	$1.92	$(9.71)	$4.01
Diluted	$(1.29)	$1.90	$(9.71)	$3.98

Weighted average shares outstanding
Basic	69.7	73.9	70.5	75.2
Diluted	69.7	74.4	70.5	75.7

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change

Americas

Rental Days (000’s)	17,314	26,509	(35)%	72,029	111,758	(36)%
Revenue per Day, excluding exchange rate effects (A)	$59.38	$57.70	3%	$55.06	$56.84	(3)%
Average Rental Fleet	310,676	416,801	(25)%	372,222	434,570	(14)%
Vehicle Utilization	60.6%	69.1%	-8.5pps	52.9%	70.5%	-17.6 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$216	$271	(20)%	$217	$280	(23)%

International

Rental Days (000’s)	7,764	13,772	(44)%	34,397	59,161	(42)%
Revenue per Day, excluding exchange rate effects (A)	$39.50	$45.86	(14)%	$41.53	$47.66	(13)%
Average Rental Fleet	129,861	213,887	(39)%	160,439	225,891	(29)%
Vehicle Utilization	65.0%	70.0%	-5.0pps	58.6%	71.8%	-13.2pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$188	$225	(16)%	$208	$222	(6)%

Total

Rental Days (000’s)	25,078	40,281	(38)%	106,426	170,919	(38)%
Revenue per Day, excluding exchange rate effects (A)	$53.23	$53.65	(1)%	$50.69	$53.66	(6)%
Average Rental Fleet	440,537	630,688	(30)%	532,661	660,461	(19)%
Vehicle Utilization	61.9%	69.4%	-7.5pps	54.6%	70.9%	-16.3 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$207	$255	(19)%	$214	$260	(18)%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change

Americas

Revenue per Day	$59.41	$57.70	3%	$55.05	$56.84	(3)%
Per-Unit Fleet Costs per Month	$216	$271	(20)%	$217	$280	(23)%

International

Revenue per Day	$41.97	$45.86	(8)%	$41.76	$47.66	(12)%
Per-Unit Fleet Costs per Month	$200	$225	(11)%	$208	$222	(6)%

Total

Revenue per Day	$54.01	$53.65	1%	$50.75	$53.66	(5)%
Per-Unit Fleet Costs per Month	$211	$255	(17)%	$214	$260	(18)%

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Year Ended December 31, 2020
Operating Activities
Net cash provided by operating activities	$691

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	$(157)
Net cash provided by investing activities of vehicle programs	3,334
Net cash provided by investing activities	$3,177

Financing Activities
Net cash provided by financing activities exclusive of vehicle programs	$553
Net cash used in financing activities of vehicle programs	(4,598)
Net cash used in financing activities	$(4,045)

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	42
Net change in cash and cash equivalents, program and restricted cash	(135)
Cash and cash equivalents, program and restricted cash, beginning of period (A)	900
Cash and cash equivalents, program and restricted cash, end of period (B)	$765

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Year Ended December 31, 2020
Loss before income taxes	$(956)
Add-back of non-vehicle related depreciation and amortization	286
Add-back of debt extinguishment costs	9
Add-back of COVID-19 charges	122
Add-back of restructuring and other related costs	118
Add-back of unprecedented personal-injury and other legal matters, net	8
Add-back of non-operational charges related to shareholder activist activity	4
Add-back of transaction-related costs, net	3
Working capital and other	(59)
Capital expenditures (D)	(128)
Tax payments, net of refunds	(44)
Vehicle programs and related (E)	232
Adjusted free cash flow	$(405)

Acquisition and related payments, net of acquired cash (F)	(48)
Borrowings, net of debt repayments	683
Restructuring and other related payments	(105)
COVID-19 payments, net	(18)
Non-operational payments related to shareholder activist activity	(5)
Transaction-related payments	(4)
Issuance of common stock	15
Repurchases of common stock	(119)
Change in program cash	(143)
Change in restricted cash	(2)
Foreign exchange effects, financing costs and other	16
Net change in cash and cash equivalents, program and restricted cash (per above)	$(135)

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Year Ended December 31, 2020
Net cash provided by operating activities (per above)	$691
Investing activities of vehicle programs	3,334
Financing activities of vehicle programs	(4,598)
Capital expenditures	(94)
Proceeds received on sale of assets and nonmarketable equity securities	6
Change in program cash	143
Change in restricted cash	2
Acquisition and disposition-related payments	(21)
Non-operational payments related to shareholder activist activity	5
COVID-19 payments, net	18
Restructuring and other related payments	105
Transaction-related payments	4
Adjusted free cash flow (per above)	$(405)

_______
(A)	Consists of cash and cash equivalents of $686 million, program cash of $211 million and restricted cash of $3 million.
(B)	Consists of cash and cash equivalents of $692 million, program cash of $72 million and restricted cash of $1 million.
(C)	See Appendix I for the definition of Adjusted free cash flow.
(D)	Includes $34 million of cloud computing implementation costs.
(E)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(F)	Excludes $21 million of vehicles purchased as a part of North America licensee acquisitions, which were financed through incremental vehicle-backed borrowings.

Table 5 (page 1 of 2)
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income (loss), income (loss) before income taxes and diluted earnings (loss) per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended December 31,
Reconciliation of net income (loss) to Adjusted EBITDA:		2020	2019

	Net income (loss)	$(90)	$142
	Benefit from income taxes	(45)	(128)
	Income (loss) before income taxes	(135)	14

	Add certain items:
	COVID-19 charges (A)	32	—
	Restructuring and other related charges	29	14
	Acquisition-related amortization expense	20	12
	Unprecedented personal-injury and other legal matters, net (B)	8	—
	Early extinguishment of debt	—	2
	Non-operational charges related to shareholder activist activity (C)	—	2
	Transaction-related costs, net	—	4
	Adjusted pretax income (loss)	(46)	48

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	52	56
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	68	39
	Adjusted EBITDA	$74	$143

Reconciliation of net income (loss) to adjusted net income (loss):

	Net income (loss)	$(90)	$142
	Add certain items, net of tax:
	COVID-19 charges	23	—
	Restructuring and other related charges	21	11
	Acquisition-related amortization expense	14	9
	Unprecedented personal-injury and other legal matters, net	6	—
	Early extinguishment of debt	—	2
	Non-operational charges related to shareholder activist activity	—	1
	Transaction-related costs, net	—	2
	One-time tax benefit arising from implementation of tax planning strategies	—	(113)
	Adjusted net income (loss)	$(26)	$54

	Earnings (loss) per share - diluted	$(1.29)	$1.90

	Adjusted diluted earnings (loss) per share	$(0.36)	$0.73

	Shares used to calculate Adjusted diluted earnings (loss) per share	69.7	74.4

_______
(A)
For three months ended December 31, 2020 consists of $29 million within operating expenses and $3 million within selling, general and administrative expenses in our Consolidated Statements of Operations. Primarily consisting of $19 million of minimum annual guaranteed rent in excess of concession fees and $13 million of incremental cleaning supplies to sanitize vehicles and facilities, overflow parking for idle vehicles and related shuttling costs and other charges.

(B)	Reported within operating expenses in our Consolidated Statements of Operations.
(C)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.

Table 5 (page 2 of 2)

		Year Ended December 31,
Reconciliation of net income (loss) to Adjusted EBITDA:		2020	2019

	Net income (loss)	$(684)	$302
	Benefit from income taxes	(272)	(15)
	Income (loss) before income taxes	(956)	287

	Add certain items:
	COVID-19 charges (A)	122	—
	Restructuring and other related charges	118	80
	Acquisition-related amortization expense	66	56
	Early extinguishment of debt	9	12
	Unprecedented personal-injury and other legal matters, net (B)	8	—
	Non-operational charges related to shareholder activist activity (C)	4	2
	Transaction-related costs, net	3	10
	Gain on sale of equity method investment in China (B)	—	(44)
	Adjusted pretax income (loss)	(626)	403

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	220	207
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	231	178
	Adjusted EBITDA	$(175)	$788

Reconciliation of net income (loss) to adjusted net income (loss):

	Net income (loss)	$(684)	$302
	Add certain items, net of tax:
	COVID-19 charges	90	—
	Restructuring and other related charges	90	62
	Acquisition-related amortization expense	48	41
	Early extinguishment of debt	7	9
	Unprecedented personal-injury and other legal matters, net	6	—
	Non-operational charges related to shareholder activist activity	3	1
	Transaction-related costs, net	2	7
	Gain on sale of equity method investment in China	—	(30)
	One-time tax benefit arising from implementation of tax planning strategies	—	(113)
	Adjusted net income (loss)	$(438)	$279

	Earnings (loss) per share - diluted	$(9.71)	$3.98

	Adjusted diluted earnings (loss) per share	$(6.21)	$3.68

	Shares used to calculate Adjusted diluted earnings (loss) per share	70.5	75.7

_______
(A)
For the year ended December 31, 2020 consists of $116 million within operating expenses, $5 million within selling, general and administrative expenses and $1 million within vehicle depreciation and lease charges, net in our Consolidated Statements of Operations. Primarily consisting of $60 million of minimum annual guaranteed rent in excess of concession fees, $48 million of incremental cleaning supplies to sanitize vehicles and facilities, overflow parking for idle vehicles and related shuttling costs and other charges, $14 million of losses associated with vehicles damaged in overflow parking lots, net of insurance proceeds.

(B)	Reported within operating expenses in our Consolidated Statements of Operations.
(C)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,029	$326	$1,355	$1,530	$632	$2,162
Currency exchange rate effects	(1)	(20)	(21)	—	—	—
Revenue excluding exchange rate effects	1,028	306	1,334	1,530	632	2,162
Rental days (000's)	17,314	7,764	25,078	26,509	13,772	40,281
RPD excluding exchange rate effects (in $'s)	$59.38	$39.50	$53.23	$57.70	$45.86	$53.65

Vehicle Utilization
Rental days (000's)	17,314	7,764	25,078	26,509	13,772	40,281
Average rental fleet	310,676	129,861	440,537	416,801	213,887	630,688
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	28,582	11,947	40,529	38,346	19,677	58,023
Vehicle utilization	60.6%	65.0%	61.9%	69.1%	70.0%	69.4%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$201	$78	$279	$339	$145	$484
Currency exchange rate effects	—	(5)	(5)	—	—	—
	$201	$73	$274	$339	$145	$484
Average rental fleet	310,676	129,861	440,537	416,801	213,887	630,688
Per-unit fleet costs (in $'s)	$647	$564	$622	$813	$675	$766
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$216	$188	$207	$271	$225	$255

	Year Ended December 31, 2020			Year Ended December 31, 2019
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$3,965	$1,437	$5,402	$6,352	$2,820	$9,172
Currency exchange rate effects	1	(9)	(8)	—	—	—
Revenue excluding exchange rate effects	3,966	1,428	5,394	6,352	2,820	9,172
Rental days (000's)	72,029	34,397	106,426	111,758	59,161	170,919
RPD excluding exchange rate effects (in $'s)	$55.06	$41.53	$50.69	$56.84	$47.66	$53.66

Vehicle Utilization
Rental days (000's)	72,029	34,397	106,426	111,758	59,161	170,919
Average rental fleet	372,222	160,439	532,661	434,570	225,891	660,461
Number of days in period	366	366	366	365	365	365
Available rental days (000's)	136,233	58,721	194,954	158,618	82,450	241,068
Vehicle utilization	52.9%	58.6%	54.6%	70.5%	71.8%	70.9%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$968	$400	$1,368	$1,462	$601	$2,063
Currency exchange rate effects	—	—	—	—	—	—
	$968	$400	$1,368	$1,462	$601	$2,063
Average rental fleet	372,222	160,439	532,661	434,570	225,891	660,461
Per-unit fleet costs (in $'s)	$2,601	$2,495	$2,569	$3,364	$2,660	$3,123
Number of months in period	12	12	12	12	12	12
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$217	$208	$214	$280	$222	$260

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net, charges for unprecedented personal-injury and other legal matters, non-operational charges related to shareholder activist activity, gain on sale of equity method investment in China, COVID-19 charges and income taxes. Net charges for unprecedented personal-injury and other legal matters, which include legal charges of a nature not previously incurred by the company and gain on sale of equity method investment in China are recorded within operating expenses in our consolidated condensed statement of operations. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated results of operations. COVID-19 charges include unusual, direct and incremental costs due to the COVID-19 pandemic, such as minimum annual guaranteed rent in excess of concession fees for the period, overflow parking for idle vehicles and related shuttling costs, incremental cleaning supplies to sanitize vehicles and facilities and other charges, and losses associated with vehicles damaged in overflow parking lots, net of insurance proceeds, and are primarily recorded within operating expenses in our consolidated condensed statement of operations. We have revised our definition of Adjusted EBITDA to exclude COVID-19 and other unprecedented legal matters. We did not revise prior years' Adjusted EBITDA amounts because there were no other charges similar in nature to these. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $9 million and $10 million in fourth quarter 2020 and 2019, respectively and totaling $31 million and $44 million in the year ended December 31, 2020 and 2019, respectively.

We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and certain other items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, COVID-19 charges and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude COVID-19 charges and have not revised prior years' Adjusted Free Cash Flow amounts as there were no other charges similar in nature to these. We believe this change is meaningful to investors as it brings the measurement in line with our other non-GAAP measures. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.